Exhibit 3.1

STATE of DELAWARE
LIMITED LIABILITY COMPANY
CERTIFICATE of FORMATION

•	First: The name of the limited liability company is	Medley Capital Holdings LLC

____________________________________________________________________________________________.

•	Second: The address of its registered office in the State of Delaware is 3500 South DuPont Hwy, in the County of Kent, DE 19901 in the City of Dover_____________________________________________________________________.

The name of its Registered agent at such address is Incorporating Services, Ltd._______________________________

____________________________________________________________________________________________.

•	Third: (Use this paragraph only if the company is to have a specific effective date of dissolution.) “The latest date On which the limited liability company is to dissolve is_____________________________________________________.

•	Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof the undersigned have executed this Certificate of Formation of Medley Capital Holdings LLC                this 26th        day of April         , 2010         .

BY:	/s/ Brook Taube
Authorized Person(s)

NAME:	Brook Taube
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STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1	Name of Limited Liability Company: _____________________________________________________________ Medley Capital Holdings LLC__________________________________________________________________

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The First Article of the Certificate of Formation of Medley Capital Holdings LLC be amended in its entirety so that, as amended, said First Article shall be and read as follows:

“The name of the limited liability company is Medley LLC.”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 18_____ day of May____ , A.D. 2011_____ .

BY:	/s/ Seth Taube
Authorized Person(s)

NAME:	Seth Taube, Manager
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STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is MEDLEY LLC____________________________________

,

and the name of the limited liability company being merged into this surviving limited liability company is MEDLEY SMH ACQUISITION LLC__________________________________________________________________________________ .

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is MEDLEY LLC___________________________________

.

FOURTH: The merger is to become effective on upon filing__________________________________________________

FIFTH: The Agreement of Merger is on file at 600 Montgomery Street, 39th Floor San Francisco, CA 94111_____________________________________________________________________________________________,
the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person the 23rd __________ day of January_____ , A.D., 2014      .

BY:	/s/ Brook Taube
Authorized Person(s)

NAME:	Brook Taube
Type or Print

TITLE:	Manager